                                                               FILE NO. 33-38879
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED SEPTEMBER 1, 1995)
               (TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 1, 1995)

                                    PROSPECTUS NUMBER: 1317
                                    DATED: JANUARY 30, 1996


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              VARIABLE RATE NOTES



BASE RATE:                Fed Funds (Same Day Opening)


INDEX MATURITY:           One Day


TRADE DATE:               January 30, 1996


SETTLEMENT DATE:          February 5, 1996


MATURITY DATE:            February 5, 1998


REDEMPTION DATE:          N/A


OPTIONAL REPAYMENT DATES: N/A


SPREAD:                   0.270%
                          (PLUS TWENTY-SEVEN BPS)


SPREAD MULTIPLIER:        N/A


MAXIMUM INTEREST RATE:    N/A


MINIMUM INTEREST RATE:    N/A


INTEREST RESET DATES:     Daily


INTEREST PAYMENT DATES:   May 5, 1996; Aug 5, 1996; Nov 5, 1996; Feb 5, 1997; May 5, 1997; Aug 5,
                          1997; Nov 5, 1997; and Maturity, subject to modified following business day convention.


INITIAL INTEREST RATE:    TBD February 5, 1996


FORM                      Book-entry






     On April 24, 1995, the Company increased to $11,150,000,000 the aggregate principal amount of Medium- Term Notes, Series B authorized to be issued pursuant to the attached Prospectus Supplement and supplements related thereto. Such amount represents an increased authorization of $2,500,000,000. As of March 31, 1995, the Company had issued and outstanding Notes in an aggregate principal amount of approximately $5,566,708,000.